News Release

For Immediate Release

GenCorp Reports 2008 Fourth Quarter and Annual Results

SACRAMENTO, Calif. – February 12, 2009 – GenCorp Inc. (NYSE: GY) today reported results for the fourth quarter and fiscal year ended November 30, 2008.

Sales for the fourth quarter of 2008 totaled $198.5 million compared to $203.8 million for the fourth quarter of 2007.   Sales for 2008 were $742.3 million compared to $745.4 in 2007.

Net loss for the fourth quarter of 2008 was $5.7 million, or $0.10 loss per share, compared to net income of $12.4 million, or $0.21 diluted earnings per share for the fourth quarter of 2007.  The decrease in operating results was primarily due to a charge of $14.6 million related to the freeze of the defined benefit pension plan discussed below.

Net income for 2008 was $1.5 million, or $0.03 income per share compared to net income of $69.0 million, or $1.14 diluted earnings per share for 2007.  The decrease in operating results was primarily the result of:  (i) $31.2 million gain in discontinued operations from a negotiated early retirement of a seller note and an earn-out payment associated with the divestiture of the Fine Chemicals business in 2007; (ii) $18.1 million income tax benefit related to income tax settlements and the carryback of net operating losses to prior years in 2007; (iii) $16.8 million of charges in 2008 as a result of the second amended and restated shareholder agreement with Steel Partners II L.P. with respect to the election of Directors at the 2008 Annual Meeting and other related matters; (iv) a charge of $14.6 million in 2008 related to the freeze of the defined benefit pension plan as described below, partially offset by a $13.6 million decrease in retirement benefit plan expense in 2008.

On November 25, 2008, the Company decided to amend the defined benefit pension and benefits restoration plans to freeze future accruals under such plans.  Effective February 1, 2009, the Company discontinued future benefit accruals for current salaried employees.  No employees lost their previously earned pension benefit. As a result of the amendment and freeze, the Company incurred a curtailment charge of $14.6 million in the fourth quarter of 2008 primarily due to the immediate recognition of unrecognized prior service costs.

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“The year 2008 was one of significant transition, change and challenge for the Company. However, we remained focused on delivering solid operational performance,” said Scott Neish, GenCorp’s interim chief executive officer.  “Sales in 2008 were $742 million, bolstered by progress on the replacement of our highly profitable 50-year Titan business and a $10 million real estate transaction.

“Additionally, we reached a major milestone in our real estate strategy.  After more than four years of dedicated effort and without any public opposition, the Sacramento County Board of Supervisors approved the Final Environmental Impact Report and County General Plan amendments for the 1,400 acre master-planned community called Glenborough at Easton and Easton Place,” concluded Mr. Neish.

Operations Review

Aerospace and Defense Segment

Sales for the fourth quarter of 2008 decreased to $196.9 million compared to $202.2 million for the fourth quarter of 2007, reflecting lower overall volume in defense programs partially offset by higher space propulsion volume.  Aerojet reports its fiscal year sales and income under a 52/53 week accounting convention.  Fiscal 2008 is a 53 week year compared to a 52 week year in fiscal 2007.  Sales for 2008 decreased to $725.5 million compared to $739.1 million for 2007, reflecting the close-out activities of the Titan program in 2007, partially offset by the additional week of net sales of approximately $19 million in 2008.

Segment performance for the fourth quarter of 2008 declined to $3.8 million compared to income of $19.8 million in the fourth quarter of 2007 primarily due to the charge related to the freeze of the defined benefit pension plan in the fourth quarter of 2008.  Segment performance was income of $40.8 million in 2008 compared to income of $61.3 million in 2007. The decrease in segment performance is primarily the result of: (i) the favorable performance on the close-out of the Titan program in 2007; (ii) the charge in 2008 related to the freeze of the defined benefit pension plan; and (iii) higher environmental remediation provision adjustments in 2008, partially offset by decreased retirement benefit plan expense in 2008.

As of November 30, 2008, funded contract backlog, which includes only those contracts for which money has been directly authorized by the U.S. Congress, or for which a firm purchase order has been received from a commercial customer, was $675 million compared to $566 million as of November 30, 2007.  As of November 30, 2008 and 2007, total contract backlog was $1,035 million and $912 million, respectively.

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Real Estate Segment

Sales for both the fourth quarter of 2008 and 2007 were $1.6 million and related to rental property operations.  Segment performance was $0.9 million and $0.7 million for the fourth quarters of 2008 and 2007, respectively.

Sales for 2008 were $16.8 million compared to $6.3 million for 2007.  Segment performance was $10.3 million and $3.5 million for 2008 and 2007, respectively. The increases in sales and segment performance are primarily due to the sale of 400 acres of the Rio Del Oro property to Elliott Homes Inc. for $10 million in cash during the second quarter of 2008.

Additional Information

Retirement benefit plan expense, which is mostly non-cash, for the fourth quarter of 2008 was $2.3 million compared to $5.4 million in the fourth quarter of 2007. Retirement benefit plan expense decreased to $8.0 million in 2008 from $21.6 million in 2007. These decreases are primarily related to an increase in the discount rate used to determine benefit obligations and a reduction in the impact of amortizing prior years’ actuarial losses.

Corporate and other expenses for the fourth quarter of 2008 were $3.1 million compared to $3.9 million for the fourth quarter of 2007.  The decrease was primarily related to the fourth quarter of 2008 reversal of previously recognized stock-based compensation due to the lower fair value of the stock appreciation rights.  Corporate and other expenses decreased to $16.2 million in 2008 from $19.7 million in 2007 primarily related to the 2008 reversal of previously recognized stock-based compensation due to the lower fair value of the stock appreciation rights, partially offset by higher charges for estimated future environmental remediation obligations.

Total debt decreased to $440.6 million at November 30, 2008 from $446.3 million at November 30, 2007.  Cash balances at November 30, 2008 increased to $92.7 million compared to $92.3 million at November 30, 2007.  Total debt less cash decreased to $347.9 million at November 30, 2008 from $354.0 million at November 30, 2007.  As of November 30, 2008, the Company had $73.9 million in outstanding letters of credit issued under the $125.0 million letter of credit subfacility, and the Company’s $80.0 million revolving credit facility was unused.

As of November 30, 2008, the Company’s defined benefit pension plan assets and projected benefit obligations were $1.3 billion and $1.4 billion, respectively.  The Pension Protection Act, enacted in August 2006, will require underfunded pension plans to improve their funding ratios within prescribed intervals based on the level of their underfunding.  The Company may be required to make significant cash contributions in the future, a portion of which the Company may not be able to charge immediately through its government contracts.

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Forward-Looking Statements

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this release and in subsequent discussions with the Company’s management are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein and in subsequent discussions with the Company’s management that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements.  A variety of factors could cause actual results or outcomes to differ materially from those expected and expressed in the Company’s forward-looking statements. Some important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, the following:

•	effects of changes in board membership and management on the Company’s operations and/or business strategy;
•	the cost of servicing the Company’s debt and compliance with financial and other covenants;
•	economic conditions could affect our ability to refinance the Company’s debt;
•	the ability of the Company to obtain consent of its lenders under the Senior Credit Facility to effect a rescission offer on terms favorable to the Company and refinance other debt;
•	the Company’s plans to effect a rescission offer relating to its 401(k) employee benefit plan;
•	funding status of the Company’s defined benefit pension plan;
•	effects of changes in discount rates, returns on plan assets, and government regulations of defined benefit pension plans;
•	the possibility that environmental and other government regulations that impact the Company become more stringent or subject the Company to material liability in excess of its established reserves;
•	requirements to provide guarantees and/or letters of credit to financially assure the Company’s environmental or other obligations;
•	changes in the amount recoverable from environmental claims;
•	environmental claims related to the Company’s current and former businesses and operations;
•	the results of significant litigation;
•	cancellation or material modification of one or more significant contracts;
•	future reductions or changes in U.S. government spending;
•	failure to comply with regulations applicable to contracts with the U.S. government;
•	significant competition and the Company’s inability to adapt to rapid technological changes;
•	product failures, schedule delays or other problems with existing or new products and systems or cost-overruns on the Company’s fixed-price contracts;
•	the release or explosion of dangerous materials used in the Company’s businesses;
•	reduction in airbag propellant sales volume;
•	disruptions in the supply of key raw materials and difficulties in the supplier qualification process, as well as raw materials price increases;
•	changes in economic and other conditions in the Sacramento metropolitan area, California real estate market or changes in interest rates affecting real estate values in that market;
•
the Company’s limited experience in real estate activities and the ability to execute its real estate business plan including the Company’s ability to obtain or caused to be obtained, the necessary final governmental zoning, land use and environmental approvals and building permits;

•
the Company’s property being subject to federal, state and local regulations and restrictions that may impose significant limitations on the Company’s plans, with much of the Company’s property being raw land located in areas that include the natural habitats of various endangered or protected wildlife species;

•	costs and time commitment related to acquisition activities;
•	additional costs related to the Company’s divestitures;
•	a strike or other work stoppage or the Company’s inability to renew collective bargaining agreements on favorable terms;
•	the loss of key employees and shortage of available skilled employees to achieve anticipated growth;
•	fluctuations in sales levels causing the Company’s quarterly operating results to fluctuate;
•	occurrence of liabilities that are inadequately covered by indemnity or insurance;
•	changes in the Company’s contract-related accounting estimates;
•	new accounting standards that could result in changes to the Company’s methods of quantifying and recording accounting transactions;
•	failure to maintain effective internal controls in accordance with the Sarbanes-Oxley Act; and
•	those risks detailed from time to time in the Company’s reports filed with the SEC.

About GenCorp

GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate segment that includes activities related to the entitlement, sale and leasing of the Company's excess real estate assets. Additional information about the Company can be obtained by visiting the Company's web site at http://www.GenCorp.com.

Contact information:
Investors: Kathy Redd, chief financial officer 916.355.2361
Media: Linda Cutler, vice president, corporate communications  916.351.8650

(Tables to follow)

GenCorp Inc.
Condensed Consolidated Statements of Operations
	Three Months Ended		Year Ended
	November 30,	November 30,	November 30,	November 30,
(in millions, except per-share amounts)	2008	2007	2008	2007
	(Unaudited)

Net Sales	$198.5	$203.8	$742.3	$745.4

Costs and Expenses
Cost of sales	171.7	184.1	645.4	657.8
Selling, general and administrative	—	3.0	1.9	14.4
Depreciation and amortization	8.5	7.8	28.3	28.4
Interest expense	6.8	7.0	27.7	28.6
Interest income	(0.9)	(1.3)	(4.2)	(4.9)
Other expense (income), net	0.4	(1.7)	7.6	(2.6)
Unusual items:
Shareholder agreement and related costs	3.0	—	16.8	—
Defined benefit pension plan amendment	14.6	—	14.6	—
Legal settlements and estimated loss on legal matters	0.8	(0.6)	2.9	3.8
Customer reimbursements of tax matters	—	—	—	2.3
Loss on repayment of debt	—	—	—	0.6
Gain on recoveries	(1.2)	(6.0)	(1.2)	(6.0)
(Loss) income from continuing operations before income taxes	(5.2)	11.5	2.5	23.0
Income tax provision (benefit)	0.5	(2.5)	0.9	(18.1)
(Loss) income from continuing operations	(5.7)	14.0	1.6	41.1
(Loss) income from discontinued operations, net of income taxes	—	(1.6)	(0.1)	27.9
Net (Loss) Income	$(5.7)	$12.4	$1.5	$69.0
(Loss) Income Per Share of Common Stock
Basic:
(Loss) income per share from continuing operations	$(0.10)	$0.25	$0.03	$0.73
(Loss) income per share from discontinued operations, net of income taxes	—	(0.03)	—	0.50
Net (loss) income per share	$(0.10)	$0.22	$0.03	$1.23
Diluted:
(Loss) income per share from continuing operations	$(0.10)	$0.24	$0.03	$0.71
(Loss) income per share from discontinued operations, net of income taxes	—	(0.03)	—	0.43
Net (loss) income per share	$(0.10)	$0.21	$0.03	$1.14

Weighted average shares of common stock outstanding	57.7	56.5	57.2	56.2
Weighted average shares of common stock outstanding, assuming dilution	57.7	64.8	57.2	64.6

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GenCorp Inc.
Operating Segment Information
	Three Months Ended		Year Ended
	November 30,	November 30,	November 30,	November 30,
(in millions)	2008	2007	2008	2007
	(Unaudited)

Net Sales:
Aerospace and Defense	$196.9	$202.2	$725.5	$739.1
Real Estate	1.6	1.6	16.8	6.3
Total Net Sales	$198.5	$203.8	$742.3	$745.4
Segment Performance: Aerospace and Defense
Segment performance before environmental remediation provision adjustments, retirement benefit plan expense, and unusual items	$23.3	$19.1	$78.0	$84.8
Environmental remediation provision adjustments	(0.9)	0.1	(5.0)	0.4
Retirement benefit plan expense	(4.2)	(6.0)	(15.7)	(23.8)
Unusual items	(14.4)	6.6	(16.5)	(0.1)
Aerospace and Defense	3.8	19.8	40.8	61.3

Real Estate	0.9	0.7	10.3	3.5
Total Segment Performance	$4.7	$20.5	$51.1	$64.8

	Three Months Ended		Year Ended
	November 30,	November 30,	November 30,	November 30,
(in millions)	2008	2007	2008	2007
	(Unaudited)
Reconciliation of segment performance to (loss) income from continuing operations before income taxes:
Segment Performance	$4.7	$20.5	$51.1	$64.8
Interest expense	(6.8)	(7.0)	(27.7)	(28.6)
Interest income	0.9	1.3	4.2	4.9
Corporate retirement benefit plan income	1.9	0.6	7.7	2.2
Corporate and other expenses	(3.1)	(3.9)	(16.2)	(19.7)
Corporate unusual items	(2.8)	—	(16.6)	(0.6)
(Loss) income from continuing operations before income taxes	$(5.2)	$11.5	$2.5	$23.0

The Company evaluates its operating segments based on several factors, of which the primary financial measure is segment performance.  Segment performance represents net sales from continuing operations less applicable costs, expenses, and provisions for restructuring and unusual items relating to operations. Segment performance excludes corporate income and expenses, income or expenses related to divested businesses, provisions for unusual items not related to the operations, interest expense, interest income, cumulative effect of changes in accounting principles, and income taxes.  The Company believes that segment performance provides information useful to investors in understanding its underlying operational performance.  Specifically, the Company believes the exclusion of the items listed above permits an evaluation and a comparison of results for on-going business operations. It is on this basis that management internally assesses the financial performance of its segments.

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GenCorp Inc.
Condensed Consolidated Balance Sheets
	November 30,	November 30,
(in millions)	2008	2007

Current Assets
Cash and cash equivalents	$92.7	$92.3
Accounts receivable	97.3	99.2
Inventories	70.4	67.5
Recoverable from U.S. government and other third parties for environmental remediation costs and other	43.7	46.5
Grantor trust	1.6	—
Prepaid expenses and other	17.6	17.4
Income tax receivable	10.6	—
Assets of discontinued operations	0.1	0.1
Total Current Assets	334.0	323.0

Noncurrent Assets
Property, plant and equipment, net	137.9	139.8
Real estate held for entitlement and leasing	49.3	45.3
Recoverable from U.S. government and other third parties for environmental remediation costs and other	169.8	179.0
Prepaid pension asset	76.5	101.0
Grantor trust	29.3	—
Goodwill	94.9	94.9
Intangible assets	20.1	21.7
Other noncurrent assets, net	93.9	90.5
Total Noncurrent Assets	671.7	672.2
Total Assets	$1,005.7	$995.2

Liabilities and Shareholders’ Deficit
Short-term borrowings and current portion of long-term debt	$2.0	$1.5
Accounts payable	32.7	28.9
Reserves for environmental remediation costs	65.2	66.1
Income taxes payable	—	6.2
Postretirement medical and life insurance benefits	7.1	8.8
Advance payments on contracts	46.7	49.1
Other current liabilities	93.7	84.3
Liabilities of discontinued operations	1.0	1.0
Total Current Liabilities	248.4	245.9

Noncurrent Liabilities
Senior debt	68.3	73.1
Senior subordinated notes	97.5	97.5
Convertible subordinated notes	271.4	271.4
Other debt	1.4	2.8
Deferred income taxes	8.3	0.3
Reserves for environmental remediation costs	193.0	203.9
Postretirement medical and life insurance benefits	66.8	78.5
Other noncurrent liabilities	78.1	73.8
Total Noncurrent Liabilities	784.8	801.3
Total Liabilities	1,033.2	1,047.2
Redeemable Common Stock	7.6	—
Total Shareholders’ Deficit	(35.1)	(52.0)
Total Liabilities and Shareholders’ Deficit	$1,005.7	$995.2

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GenCorp Inc.
Condensed Consolidated Statements of Cash Flows
	Year Ended
	November 30,	November 30,
(in millions)	2008	2007

Operating Activities
Net income	$1.5	$69.0
Adjustments to reconcile net income to net cash provided by operating activities:
Loss (income) from discontinued operations	0.1	(27.9)
Depreciation and amortization	28.3	28.4
Stock-based compensation and savings plan expense, net	9.4	10.6
Changes in assets and liabilities other than grantor trust activity	20.4	(53.9)
Grantor trust activity	(30.9)	—
Net cash provided by continuing operations	28.8	26.2
Net cash used in discontinued operations	(0.8)	(2.4)
Net Cash Provided by Operating Activities	28.0	23.8
Investing Activities
Capital expenditures	(21.3)	(21.8)
Restricted cash	—	19.8
Proceeds from sale of discontinued operations	—	29.7
Net Cash (Used in) Provided by Investing Activities	(21.3)	27.7
Financing Activities
Debt activity, net	(6.3)	(20.8)
Proceeds from shares issued under stock option and equity incentive plans	—	0.4
Net Cash Used in Financing Activities	(6.3)	(20.4)
Net Increase in Cash and Cash Equivalents	0.4	31.1
Cash and Cash Equivalents at Beginning of Period	92.3	61.2
Cash and Cash Equivalents at End of Period	$92.7	$92.3

Supplemental Disclosures of Cash Flow Information
Cash paid for interest	$25.3	$27.6
Cash paid for income taxes	0.5	0.8
Financing of an environmental remediation settlement with a promissory note	0.6	—
Capital expenditure purchased with a promissory note	—	2.8

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